CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated May 14, 2012, included in Pre-Effective Amendment No. 2 of the Registration Statement (Form N-2 Nos. 333-180380 and 811-22682) and the related Statement of Additional Information of AIP Macro Registered Fund A.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

July 5, 2012